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As filed with the Securities and Exchange Commission on March 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERPOINT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	36-3910279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1808 Swift Drive
Oak Brook, Illinois 60523
630-586-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John S. Gates, Jr.
Chief Executive Officer
CENTERPOINT PROPERTIES TRUST
1808 Swift Drive
Oak Brook, Illinois 60523
630-586-8000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

CARTER W. EMERSON, P.C. Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 312-861-2000	JONATHAN A. KOFF, ESQ. Chapman and Cutler LLP 111 West Monroe Street Chicago, Illinois 60603 312-845-3000

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of Registration fee(2)

Debt Securities	(3)	(3)	(3)
Preferred Shares(4)	(3)	(3)	(3)
Common Shares(5)	(3)	(3)	(3)
Securities Warrants(6)	(3)	(3)	(3)
Total	$700,000,000	$700,000,000	$63,350
(1)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. An aggregate amount of $200,000,000 of securities previously registered pursuant to Registration Statement No. 333-42748 is being included in the prospectus filed with this Registration Statement.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate maximum offering price of all securities issued pursuant to this Registration Statement will not exceed $700,000,000. Such amount reflects the offering price rather than the principal amount of any Debt Securities issued at a discount. The registration fee is being paid with respect to $500,000,000 of the registrant's securities. The registration fee with respect to $200,000,000 of the registrant's securities was previously paid in connection with the filing of such securities under Registration Statement No. 333-42748.

(3)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)
Also includes such indeterminate number of Preferred Shares as may be issued upon conversion of or in exchange for any Debt Securities that provide for conversion or exchange into Preferred Shares.

(5)
Also includes such indeterminate number of Common Shares as may be issued upon conversion of or in exchange for any Debt Securities or Preferred Shares that provide for conversion or exchange into Common Shares. Any Common Shares will include the associated junior participating preferred share purchase rights. Such rights are initially attached to and trade with the Common Shares being registered hereby.

(6)
Securities Warrants may be sold separately or with Debt Securities, Preferred Shares or Common Shares.

        Pursuant to Rule 429 under the Securities Act, the prospectus which is a part of this Registration Statement is a combined prospectus relating also to Registration Statement No. 333-42748 and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-42748.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2004

PROSPECTUS

$700,000,000

CENTERPOINT PROPERTIES TRUST

Debt Securities, Common Shares, Preferred Shares, Securities Warrants

        We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  warrants to purchase debt securities or common shares; or

  •
  any combination of these securities.

        We may also issue common shares or preferred shares upon conversion, exchange or exercise of any of the securities listed above. The securities will have an aggregate initial offering price of up to $700,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

        Consider carefully the risk factors beginning on page 4 in this prospectus.

        We will provide the specific terms of these securities in supplements to this prospectus in connection with each offering. These terms may include:

In the case of any securities:	In the case of debt securities:	In the case of preferred shares:	In the case of warrants:
• offering price • size of offering • underwriting discounts • denomination of currency • limitations on direct or beneficial ownership • restrictions on transfer	• interest rate • maturity • ranking • redemption provisions • additional covenants	• dividend rights • liquidation preferences • redemption provisions • conversion privileges • voting and other rights	• the types of securities that may be acquired upon exercise • expiration date • exercise price • terms of exercisability

        Our common shares are traded on the New York Stock Exchange under the symbol "CNT."

        The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

Table of Contents

About this Prospectus	3
Forward-Looking Statements	3
CenterPoint Properties Trust	4
Risk Factors	4
Use of Proceeds	9
Ratio of Earnings to Fixed Charges	9
Description of Debt Securities	9
Description of Shares of Beneficial Interest	25
Description of Securities Warrants	35
Certain Provisions of Maryland Law and of the CenterPoint Properties Trust Declaration of Trust and Bylaws	37
Federal Income Tax Considerations Relating to Our REIT Status	39
Plan of Distribution	47
Legal Matters	48
Experts	48
Where You Can Find More Information	48

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" in this prospectus.

        The registration statement that contains this prospectus and the exhibits to the registration statement contain additional important information about CenterPoint Properties Trust and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the Commission. The registration statement and the other reports can be read at the website maintained by the Commission or at the office of the Commission referred to under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain "forward-looking statements," or statements that are based on current expectations, estimates and projections rather than historical facts. Our actual results could differ materially from those set forth in the forward-looking statements as a result of various factors, including, but not limited to, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases, inflation and dependence on tenants' business operations and the effects of the state of the economy on tenants and potential tenants), risks relating to acquisition, construction and development activities, including risks relating to 1031 tax-free exchange transactions, possible environmental liabilities, risks relating to leverage, debt service and obligations with respect to the payment of dividends (including availability of financing terms acceptable to us and sensitivity of our operations to fluctuations in interest rates), the potential for the need to use borrowings to make distributions necessary for us to qualify as a real estate investment trust, or REIT, dependence on the primary market in which our properties are located, the existence of complex regulations relating to our status as a REIT and the potential adverse impact of the market interest rates on the cost of borrowings by us and on the market price for our securities. Many of the risks and uncertainties that we face are included under the caption "Risk Factors" in this prospectus. Because of these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date the statements were made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CENTERPOINT PROPERTIES TRUST

        CenterPoint Properties Trust is a self-managed real estate investment trust focused on the acquisition, development, redevelopment, management and ownership of warehouse and other industrial property. Substantially all of our properties are located within the greater Chicago area.

        Our principal executive office is located at 1808 Swift Road, Oak Brook, Illinois 60523, and our telephone number is (630) 586-8000.

RISK FACTORS

        Before you invest in our securities, you should be aware that there are risks. We believe the risks described below are the most important ones. You should carefully consider these risks, together with all other information included in this prospectus, before you decide to purchase our securities.

Real Estate Investment Risks

        CenterPoint is subject to the general risks of investing in real estate.    The business of owning and investing in real estate is highly competitive. Several factors may adversely affect the economic performance and value of our properties. These include:

  •
  adverse changes in general or local economic conditions affecting real estate values, rental rates, interest rates, real estate tax rates and other operating expenses;

  •
  competitive overbuilding;

  •
  our inability to keep high levels of occupancy in our properties;

  •
  our inability to control variable operating costs, including costs relating to maintenance and insurance with respect to our properties;

  •
  tenant defaults; and

  •
  potential liability under and unfavorable changes in governmental rules, regulations and fiscal policies (including rent control legislation, zoning, usage and tax laws and enforcement policies governing 1031 exchanges).

        In addition, these same factors may affect our ability to sell our properties.

        Acquiring, redeveloping and improving properties may involve unexpected costs.    We acquire properties from time to time. The acquisition of properties involves risks, including the risk that the acquired property will not perform as anticipated, that the actual costs for rehabilitation, renovation and improvements identified in the pre-acquisition due diligence process exceed estimates, that the properties may operate at a cash deficit during the redevelopment and/or lease-up period and that a contractor will be unable to control costs or conform to the original plans and timetables. The contractor's ability to control costs or conform to plans and timetables may be affected by strikes, weather, government regulations and other conditions beyond the contractor's control. As a result, we may not realize the projected benefits from the acquisition, redevelopment and improvement of properties.

        We may be unable to renew leases or relet space.    When our tenants decide not to renew their leases upon their expiration, we may not be able to relet the space. Even if our tenants do renew or we are able to relet the space, the terms of renewal or reletting (including the cost of renovations, if necessary) may be less favorable than expiring lease terms. If we are unable to promptly renew our leases or relet space, or if the rental rates upon such renewal or reletting are significantly lower than current rates, then our profitability will be adversely affected.

        Tenant defaults may adversely affect our distributable cash flow.    Our results of operations and distributable cash flow would be adversely affected if tenants are unable to meet their obligations to us. In the event of default by tenants, we may experience delays and incur substantial costs in enforcing our rights as landlord. Upon a default, we may not be able to relet the space or to relet the space on terms that are as favorable to us as the defaulted lease, which could adversely affect our profitability.

        We are not diversified geographically or by property type.    Substantially all of our properties are located in the greater Chicago area, and substantially all of our properties are warehouse or other industrial properties. While we believe that our focus on this geographical area and property type is an advantage, adverse economic developments in the greater Chicago area may adversely affect our properties and, therefore, our profitability.

        We face competition in our markets.    Our properties are located in areas that have other warehouse and industrial properties which may be more attractive to potential tenants. Competition from other warehouse or industrial properties may adversely affect our ability to lease our properties and to increase the rentals charged on our leases. We also expect competition in the acquisition of existing properties and the development of new properties. This competition could increase prices for properties of the type that we would like to pursue. As a result, we may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect our profitability.

        Real estate investments are not as liquid as other types of assets.    The illiquid nature of real estate investments may limit our ability to react promptly to changes in economic or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, the illiquid nature of our real estate investments could adversely affect our profitability under certain economic conditions.

        We may incur uninsured losses or liabilities.    We carry comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance on all of our properties. There are, however, certain types of losses that are generally not insured, such as losses relating to earthquakes, riots, acts of war, acts of terrorism, losses caused by the presence of mold or losses relating to contract or lease claims. If an uninsured loss occurred or if a loss was incurred in excess of our insurance coverage limits, it could have a material adverse effect on our profitability.

Financing and Capital Risks

        We are subject to debt financing risks.    We regularly borrow money to finance our business. As a result, our business is subject to the risks normally associated with debt financing, including the risks that:

  •
  we will be unable to meet required payments of principal and interest;

  •
  we will not be able to refinance our existing indebtedness or, if we are able to refinance our existing indebtedness, the terms of such refinancing will not be as favorable as the original terms of such indebtedness; and

  •
  we will not be able to finance necessary capital expenditures for renovations and other improvements or, if financed, we will not be able to finance such capital expenditures on favorable terms.

        If we have mortgaged a property to secure payment of indebtedness and we are unable to meet the mortgage payments, the lender may foreclose on the property and we will lose the income and asset value of such property.

        We would be adversely affected by rising interest rates. Advances under our credit facility bear interest at variable rates based on LIBOR or prime. Increases in interest rates would increase our interest expense which could adversely affect our profitability and our ability to service our debt. In addition, increases in costs of financing may lessen the appeal of some development or acquisition opportunities to us.

        The financial covenants in our credit facility may limit our flexibility and dividend growth.    The terms of our credit facility entered into on June 30, 2003 require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios and maintaining insurance coverage. These covenants may limit our flexibility in our operations, and breaches of these covenants could result in defaults under the credit facility even if we have satisfied our payment obligations. One covenant in particular prohibits us from paying dividends in amounts that exceed 90% of our funds from operations, provided that we may pay dividends in excess of 90% of our funds from operations as required to maintain our qualification as a REIT. This restriction on paying dividends may adversely affect our ability to increase dividends in the future.

        We may not be able to access financial markets to obtain capital.    In order to qualify as a REIT for federal income tax purposes, we are required to distribute 90% of our taxable income to shareholders each year. As a result, we rely on third party capital sources for many of our capital needs, including capital for acquisitions and development. The public debt and equity markets are among the sources we rely on. We cannot guarantee that we will be able to access these markets, or any other source of capital. Our ability to access the public debt and equity markets depends on a variety of factors, including:

  •
  general economic conditions affecting these markets;

  •
  our own financial structure and performance; and

  •
  the view of REITs in the market generally.

Environmental Risks

        Ownership of properties involves environmental risks.    Federal, state and local laws and regulations to protect the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site. Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or abating mold conditions. However, due to the recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on our properties.

        Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that owners or operators of buildings containing asbestos (1) properly manage and maintain the asbestos, (2) notify and train those who may come into contact with asbestos and (3) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

Certain Risks Related to Federal Income Tax Requirements and Our REIT Status

        Our failure to qualify as a REIT could adversely affect shareholders.    We elected to be taxed as a REIT for federal income tax purposes effective January 1, 1994. We believe we have qualified for taxation as a REIT for all subsequent periods, and we plan to continue to meet the requirements for REIT status. The rules for maintaining REIT status are highly technical and complex. Some of the requirements depend on factors that are not entirely within our control. For example, at least 95% of our gross income must come from sources itemized in the REIT tax laws. We are also required to distribute to our shareholders at least 90% of our REIT taxable income, excluding capital gains. This requirement limits our ability to accumulate capital. We may not have sufficient cash or other liquid assets to meet the distribution requirements. Difficulties in meeting the distribution requirements might arise due to competing demands for our funds or to timing differences between tax reporting and cash receipts and disbursements, because income may have to be reported before cash is received, because expenses may have to be paid before a deduction is allowed or because deductions may be disallowed or limited or the Internal Revenue Service may make a determination that adjusts reported income. In those situations, we might be required to borrow funds or sell properties on adverse terms in order to meet the distribution requirements and interest and penalties could apply. Even a technical or inadvertent failure to meet all the requirements could jeopardize our REIT status.

        Although we are not aware of any currently pending or proposed changes that would have this effect, changes in the tax law could make it more difficult for us to maintain REIT status.

        If we fail to qualify as a REIT, we would be subject to federal income tax at corporate rates. We would be disqualified as a REIT for a period of at least five years, including the year of disqualification, unless the IRS granted relief from this waiting period. During any period we did not qualify as a REIT, we would have to pay income taxes and would therefore have significantly less money available for investments, for distributions to shareholders, or for payments to creditors. In addition, we would no longer be required to make distributions to shareholders. These consequences would likely have an adverse effect on the value of our securities.

        Even if we qualify as a REIT, we have to pay certain federal, state and local taxes on our income and property. In addition, we hold interests in entities that are required to pay federal and state income tax on their net taxable income.

        Prohibited transaction income could result from certain property transfers.    Under the Internal Revenue Code of 1986, as amended (the "Code"), if a sale of property is deemed to be a prohibited transaction, a 100% penalty tax on the resulting income could be assessed. The question of what constitutes a prohibited transaction is based on the facts and circumstances surrounding each transaction. The Internal Revenue Service could contend that certain sales by us are prohibited transactions. While management does not believe that the Internal Revenue Service would prevail in such a dispute, if the matter was successfully argued by the Internal Revenue Service, the 100% penalty tax could be assessed against the profits from these sales. Additionally, any income from a prohibited transaction may adversely affect our ability to satisfy the income tests for qualification as a REIT.

Limitations on a Change in Control of CenterPoint Properties Trust

        We have a Shareholder Rights Plan that could prevent a change in control of the Company.    The Board of Trustees has adopted a Shareholder Rights Plan under which we granted a dividend distribution of one preferred share purchase right on each of our outstanding common shares. The preferred share purchase rights generally become exercisable (1) if a person becomes an "acquiring person" by acquiring 15% or more of our outstanding common shares or (2) if a person commences a tender offer that would result in that person owning 15% or more of our outstanding common shares. The Shareholder Rights Plan may delay or prevent a change in control of the Company or other transaction that could provide shareholders with a premium over the then-prevailing market price of the common shares. The Board has amended the Plan to allow one mutual fund group to own up to 20% of our outstanding common shares. As of December 31, 2003, this mutual fund group owned approximately 3,572,370 common shares, or 15.3% of the outstanding common shares.

        Because of our REIT status, there are limitations on ownership of our shares, which could discourage a change in control of the Company.    In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Due to this limitation on the concentration of ownership of shares of beneficial interest in a REIT, the Declaration of Trust restricts ownership of more than 9.8% of the value of the outstanding shares of beneficial interest by any person treated as a single shareholder. Our Declaration of Trust contains an exemption for our former parent company, Capital and Regional plc, which we refer to as "CR-London," to permit it to own up to 18% of the value of our outstanding shares of beneficial interest. As of March 10, 2004, CR-London does not own any of our shares of beneficial interest.

        These ownership limits may discourage a change in control of the Company. The ownership limits may also (1) deter tender offers for the common shares, which offers may be advantageous to shareholders, and (2) limit the opportunity for shareholders to receive a premium over then prevailing market prices for their common shares.

        Certain provisions of Maryland law and our Declaration of Trust and Bylaws could hinder, delay or prevent changes in control.    The Maryland General Corporation Law establishes special restrictions against "business combinations" between a Maryland real estate investment trust and "interested shareholders" or their affiliates unless an exemption is applicable. The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any offers to acquire us, even if our acquisition would be in our shareholders' best interest.

        Maryland law also provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any control share acquisitions, even if our acquisition would be in our shareholders' best interests. Our Amended and Restated Bylaws (which we refer to in this prospectus as our Bylaws) contain a provision exempting us from the application of the control share acquisition statute. However, we cannot assure you that such provision will not be amended or repealed in the future, in which case any prior or subsequent acquisition of our shares in a control share acquisition may be subject to such statute.

        In addition, certain provisions of our Declaration of Trust and Bylaws could inhibit or prevent a change in control. These provisions include the following:

  •
  an advance notice provision in our Declaration of Trust requiring advance written notice for shareholders to nominate trustees, or to bring any other business before any meeting of shareholders;

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  a provision in our Declaration of Trust giving our Board of Trustees the authority to issue, without shareholder approval, preferred shares with such terms as the Board may determine, including terms which could adversely impact the voting power of the holders of any common shares;

  •
  a provision in our Bylaws giving shareholders the right to call a special meeting only upon the written request of the shareholders entitled to cast not less than 66 2/3% of all the votes entitled to be cast by the shareholders at such meeting; and

  •
  as discussed above, a provision in our Declaration of Trust which, in order to preserve our REIT status under the Code, prohibits any single shareholder from owning more than 9.8% of our outstanding common shares or preferred shares, unless such ownership is waived by our Board of Trustees.

Other Risks

        We are dependent on key personnel.    Our executive and other senior officers have a significant role in our success. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave is dependent on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely affect our financial condition and cash flow. Further, such a loss could be negatively perceived in the capital markets.

        Share prices may be affected by market interest rates.    The annual distribution rate of our common shares as a percentage of the market price may influence the trading price of our common shares. An increase in market interest rates may lead investors to demand a higher annual distribution rate, which could adversely affect the market price of our common shares.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to invest the net proceeds of any sale of securities for general business purposes. These purposes include the development and acquisition of additional properties, the repayment of outstanding debt and the repurchase by us of our shares of beneficial interest.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

Year Ended December 31,
2003	2002	2001	2000	1999
1.8	1.8	1.3	2.3	2.8

        Our ratios of earnings to combined fixed charges and preferred share dividends for each of the periods indicated are as follows:

Year Ended December 31,
2003	2002	2001	2000	1999
1.4	1.4	1.1	1.8	2.1

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities being offered and the extent to which such general provisions may apply are set forth in the applicable Indenture or in one or more indenture supplements and described in the applicable prospectus supplement.

        We will issue the senior debt securities under a senior indenture, between us and SunTrust Bank, as trustee, dated March 12, 2004, as may be amended or supplemented from time to time (the "Senior Indenture"). We will issue the subordinated debt securities under a separate subordinated indenture, as amended or supplemented from time to time, between us and a trustee to be selected by us (the "Subordinated Indenture"). The Subordinated Indenture will be executed when and if we issue subordinated debt securities. The Senior Indenture and the Subordinated Indenture are each called an "Indenture" or "Indentures." The senior trustee and the subordinated trustee are each called a trustee or trustees. The Senior Indenture and a form of the Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the debt securities and the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of the Indentures, including the definitions of certain terms and the applicable prospectus supplement. You should read the Indentures carefully to fully understand the terms of the debt securities.

Provisions Applicable to Senior Debt Securities and Subordinated Debt Securities

        General.    The debt securities will be our direct, unsecured obligations and may be either senior debt securities or subordinated debt securities.

        Unless otherwise indicated in a prospectus supplement, the indebtedness represented by the senior debt securities will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated debt that may be outstanding from time to time. The indebtedness represented by our subordinated debt securities will be our unsecured obligations, subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of our senior debt, as described in the applicable prospectus supplement.

        Each Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time (1) in or pursuant to authority granted by a resolution of our Board of Trustees, (2) as established in the applicable Indenture or (3) as may be established in one or more indentures supplemental to the applicable Indenture. All debt securities of one series need not be issued at the same time. Unless otherwise provided, a series may be reopened for issuances of additional debt securities of that series. This may be done without the consent of the holders of that series.

        Each Indenture provides that any trustee under an Indenture may resign or be removed with respect to one or more series of debt securities. A successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each of those trustees will be a trustee of a trust under the applicable Indenture separate from the trust administered by any other trustee. Except as otherwise indicated, any action described to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable Indenture.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms of that series, including the following:

  (1)
  the title of the series of debt securities;

  (2)
  the classification of the series of debt securities as senior debt securities or subordinated debt securities;

  (3)
  the aggregate principal amount of the series of debt securities and any limit on the aggregate principal amount;

  (4)
  the percentage of the principal amount at which the series of debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of the series of debt securities;

  (5)
  if convertible in whole or in part into common shares or preferred shares, the terms on which the series of debt securities are convertible, including the initial conversion price or rate (or method for determining the same), the portion that is convertible and the conversion period, and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

  (6)
  the date or dates, or the method for determining the date or dates, on which the principal of the series of debt securities will be payable;

  (7)
  the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the series of debt securities will bear interest, if any;

  (8)
  the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  (9)
  the place or places where the principal, premium, make-whole amount, interest and additional amounts, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the applicable Indenture may be served;

  (10)
  the period or periods within which, the price or prices (including any premium or make-whole amount) at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

  (11)
  our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

  (12)
  if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (13)
  whether the amount of payments of principal, premium, make-whole amount or interest and additional amounts, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

  (14)
  any additions to, modifications of or deletions from the terms of the debt securities with respect to Events of Default (as defined below) or covenants set forth in the applicable Indenture, or the applicability of such Events of Default or covenants;

  (15)
  whether the debt securities will be issued in certificated or book-entry form;

  (16)
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (17)
  the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

  (18)
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

  (19)
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making that payment; and

  (20)
  any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

        The debt securities may provide for less than the entire principal amount to be payable upon declaration of acceleration of the maturity of such debt securities. Special federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

        The Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction in which we are involved or in the event of a change in control, unless otherwise specified in the applicable prospectus supplement. Restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Shares of Beneficial Interest—Restrictions on Transfer" and "Risk Factors—Limitations on a Change in Control of CenterPoint Properties Trust." You should read the applicable prospectus supplement carefully for information with respect to any deletions from, modifications of or additions to our Events of Default. The applicable prospectus supplement may also contain changes to the covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

        Denomination, Interest, Registration and Transfer.    Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the applicable prospectus supplement, the principal, applicable premium, make-whole amount, interest and additional amounts on any series of debt securities will be payable at the corporate trust office of the applicable trustee. The address of that trustee will be stated in the applicable prospectus supplement. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. Such payment may also be made by wire transfer of funds to that person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will from that time cease to be payable to the holder on the applicable regular record date. It may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of that interest which record date will be fixed by the applicable trustee. Notice of the payment will be given to the holder of that debt security not less than ten days before the special record date. It may also be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any of those transfer agents act. However, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        We will not nor will any trustee be required to do any of the following:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

  •
  exchange any bearer security so selected for redemption, except to exchange such bearer security for a registered security of that series of like tenor when immediately surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

        Merger, Consolidation or Sale.    We will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, if:

  •
  either we will be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which has received the transfer of such assets will expressly assume payment of the principal, premium, make-whole amount, interest and additional amounts on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or any subsidiary at the time of the transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, has occurred and is continuing; and

  •
  an officer's certificate and legal opinion covering such conditions will be delivered to each trustee.

  Certain Covenants.

        Existence.    Except as described above under "Merger, Consolidation or Sale," we are required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we will not be required to preserve any right or franchise if we determine that:

  •
  the preservation of that right or franchise is no longer desirable in the conduct of our business; and

  •
  the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Maintenance of Properties.    We are required to cause all of our material properties used or useful in our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order. We are required to cause these properties to be supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof. We will decide what actions are necessary that the related business may be properly and advantageously conducted at all times. However, we will not nor will any of our subsidiaries be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

        Insurance.    We are required to, and are required to cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurers. If the applicable prospectus supplement so states, the insurer will have a specified rating from a recognized insurance rating service.

        Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged the following obligations:

  •
  all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any of our subsidiary's income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or upon any of the property of any of our subsidiaries.

        However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim:

  •
  whose amount, applicability or validity is being contested in good faith through appropriate proceedings; or

  •
  for which we have set apart and maintained an adequate reserve.

        Provision of Financial Information.    We will, to the extent required under the Securities Exchange Act of 1934, as amended, file with the Commission the annual reports, quarterly reports and other documents that we may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act on or before the respective dates by which we may be required to file those documents. We will also, within 15 days of each required filing date, mail to all holders of debt securities, as their names and addresses appear in the security register, copies of the annual reports and quarterly reports. These reports will be sent without cost to each holder of debt securities. We will also file with the trustees copies of these documents. If our filing of such documents with the Commission is not required under the Exchange Act, we will promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective holder of debt securities.

        Additional Covenants and/or Modifications to the Covenants Described Above.    Any additional covenants and/or modifications to the covenants we have described above with respect to any debt securities or series of debt securities will be set forth in the applicable Indenture or an indenture supplemental to the applicable Indenture and described in the prospectus supplement relating to those debt securities. These covenants will include any covenants relating to limitations on incurrence of indebtedness or other financial covenants.

        Events of Default, Notice and Waiver.    The following are events of default (each an "Event of Default") under the Indentures with respect to the debt securities of any series:

          (1)   default for 30 days in the payment of any installment of interest on any debt security of that series; (2) default in the payment of principal, premium or make-whole amount on any debt security of that series at its maturity; (3) default in making any sinking fund payment as required for any debt security of that series; (4) default in the performance or breach of any other of our covenants or warranties contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than that series), that continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable Indenture; (5) default in the payment of an aggregate principal amount exceeding $10,000,000 of any of our indebtedness, mortgage, indenture or other instrument under which that indebtedness is issued or by which the indebtedness is secured. However, the default must have occurred after the expiration of any applicable grace period and must have resulted in the acceleration of the maturity of the indebtedness, but only if that indebtedness is not discharged or the acceleration is not rescinded or annulled within a specified period of time, and written notice of the default must have been given to us by the trustee or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series; (6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary or any of its property; and (7) any other Event of Default provided with respect to a particular series of debt securities. The term "significant subsidiary" will mean each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of the Company.

        If an Event of Default under any Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are securities issued with original issue discount or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after that declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences. This rescission may occur if:

  •
  we have deposited with the applicable trustee all required payments of the principal, premium and interest on the debt securities of the series (or of all debt securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture.

        Each Indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences. This waiver does not apply to the following:

  •
  a default in the payment of the principal, premium or interest on any debt security of the series; or

  •
  a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected by that default.

        Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. Notice is not required if the default has been cured or waived. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of, premium or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of the series) if the trustee considers such withholding to be in the interest of the holders.

        Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to that Indenture or for any remedy allowed under the Indenture. However, proceedings may be instituted in the cases of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of security or indemnity reasonably satisfactory to it. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, premium, make-whole amount and interest on, and any additional amounts in respect of those debt securities at the respective due dates.

        Subject to provisions in each Indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of debt securities then outstanding under that Indenture. However, if such holders have offered to the trustee reasonable security or indemnity the trustee is obligated to exercise its rights or powers under the applicable Indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an Indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee exercising any trust or power conferred upon that trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve that trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining therein.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers. This certificate will state whether or not the officer has knowledge of any default under the applicable Indenture. If the officer has this knowledge, the certificate will specify each default and the nature and status of that default.

        Modification of the Indentures.    Modifications and amendments of an Indenture are not permitted to be made unless the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that Indenture which are affected by the modification or amendment is obtained. However, none of these modifications or amendments may, without the consent of the holder of each such debt security affected thereby, do any of the following things:

  •
  change the stated maturity of the principal of, or any installment of interest, premium or make-whole amount on any such debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on or any additional amounts payable in respect thereof;

  •
  reduce any premium payable on redemption of, any such debt security;

  •
  reduce the amount of principal of any debt security issued with original issue discount that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions of that Indenture or certain defaults and consequences thereunder;

  •
  reduce the quorum or voting requirements set forth in the applicable Indenture;

  •
  if subordinated debt securities, modify any of the provisions of the Subordinated Indenture relating to the subordination of such subordinated debt securities in a manner adverse to the holders thereof;

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action; or

  •
  provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of not less than a majority in principal amount of outstanding debt securities of each series affected by those covenants in the Indenture have the right to waive compliance by us with certain covenants in the Indenture.

        We may amend and modify each Indenture and substitute the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another entity to us as obligor under the applicable Indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in an Indenture;

  •
  to add Events of Default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series issued under such Indenture in any material respect;

  •
  to close either Indenture with respect to the authentication and delivery of additional sums of debt securities or to qualify, or maintain qualification of either Indenture under the Trust Indenture Act; or

  •
  to supplement any of the provisions of an Indenture to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of debt securities, each Indenture provides that:

  •
  the principal amount of a debt security issued with original issue discount that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of a security issued with original issue discount, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

  •
  the principal amount of an indexed security that will be deemed outstanding will be the principal amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to Section 301 of the applicable Indenture or the instrument creating such security; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or affiliates of such other obligor will be disregarded.

        Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee or, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened. Such resolution must be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that required percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

        Notwithstanding the foregoing, each Indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of such series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting, and (2) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under that Indenture.

        Discharge, Defeasance and Covenant Defeasance.    We are permitted under the applicable Indenture to discharge certain obligations to holders of any series of debt securities issued under the applicable Indenture that have not already been delivered to the applicable trustee for cancellation if those obligations have either:

  •
  become due and payable; or

  •
  will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable. Such debt securities must be payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, interest and any additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date.

        Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust); or

  •
  to be released from our obligations with respect to those debt securities under certain specified sections of Article Ten of the applicable Indenture as specified in the applicable prospectus supplement. In this case, any omission to comply with such obligations will not constitute an Event of Default with respect to those debt securities, in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        The foregoing type of trust will be permitted if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.

        "Government Obligations" is defined in the Indentures to mean securities which are:

  •
  direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt. However (except as required by law), such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, premium and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

        If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default even though such amount would be sufficient to pay amounts due on such debt securities at the time of their stated maturity. In that event, we would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

        Conversion Rights.    The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

  •
  whether such debt securities are convertible into common shares or preferred shares;

  •
  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders or the Company; and

  •
  the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

        Redemption of Securities.    Each Indenture provides that our debt securities may be redeemed at any time at our option, in whole or in part, at the redemption price, except as otherwise provided in connection with any debt securities or series of debt securities under the applicable Indenture and as specified in the applicable prospectus supplement.

        From and after notice has been given as provided in the Indentures, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, those debt securities will cease to bear interest on the date fixed for the redemption specified in that notice. The only right of the holders of the debt securities will be to receive payment of the redemption price.

        Notice of any optional redemption of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days before the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by such holder to be redeemed. With respect to bearer securities, notice will be sufficiently given if published in an authorized newspaper in the city of New York and in such other city or cities as may be specified in the debt securities.

        If we elect to redeem debt securities, we will notify the applicable trustee at least 45 days before the redemption date (or such shorter period as satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the applicable trustee will select the debt securities to be redeemed, by lot or in such manner as it deems fair and appropriate.

        Global Securities.    The following will apply to debt securities of any series unless the prospectus supplement relating to that series provides otherwise.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with the Depository Trust Company, as depository. Global securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until a global security is exchanged in whole or in part for the individual securities represented thereby, it may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to the depository or another nominee of the depository or by the depository or any nominee of the depository to a successor depository or any nominee of a successor depository.

        The specific terms of the depository arrangement with respect to particular securities will be described in the prospectus supplement relating to those securities. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by the global security to the accounts of persons that have accounts with that depository, who we will refer to as "participants." The accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered directly by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of a global security, the depository or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not:

  •
  be entitled to have any of the individual securities represented by the global security registered in their names;

  •
  receive or be entitled to receive physical delivery of any of those securities in definitive form; or

  •
  be considered the owners or holders thereof.

        Payment with respect to securities represented by a global security registered in the name of a depository or its nominee (including dividends, with respect to common shares, dividends and any redemption payments on preferred shares and principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, individual debt securities) will be made to the depository or its nominee, as the case may be, as the registered owner of the global security. None of the Company, any trustee, any paying agent, the security registrar or any transfer agent for securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities. Neither will they have any responsibility for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for any securities or its nominee, upon receipt of any payment with respect to securities represented by a global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Those payments will be the responsibility of the applicable participants.

        If a depository for any securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual securities in exchange for the global security representing those securities. Individual securities will also be issued in exchange for a global security if:

  •
  an Event of Default occurs and the beneficial owners representing a majority in principal amount of the applicable series of securities advise the depositary to cease acting as depositary for the global security; or

  •
  we, in our sole discretion, determine that the outstanding securities of any series shall no longer be in the form of a global security, subject to any limitations described in the prospectus supplement relating to those securities.

        Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

Provisions Applicable Solely to Subordinated Debt Securities

        General.    Subordinated debt securities will be issued under the Subordinated Indenture and will rank equally with certain other of our subordinated debt that may be outstanding from time to time and will rank junior to all of our senior debt. This senior debt shall include the senior debt securities that may be outstanding from time to time. All section references appearing below are to sections of the Subordinated Indenture.

        If subordinated debt securities are issued under the Subordinated Indenture, the aggregate principal amount of senior debt outstanding as of a recent date will be set forth in the prospectus supplement. The Subordinated Indenture does not restrict the amount of senior debt that we may incur.

        The term "Senior Debt" is defined in the Subordinated Indenture to mean the following:

  •
  the principal of, premium and interest on indebtedness for borrowed money;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for payment of, such indebtedness of others;

  •
  renewals, extensions and refunding of any such indebtedness;

  •
  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements,

unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the above clauses expressly provides that such indebtedness or obligation is subordinate or junior in right of payment to any other of our indebtedness or obligations. As used in the preceding sentence, the term "purchase-money obligations" means indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. However, it will not include any trade accounts payable.

        Subordination.    The payment of the principal of premium and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all of our senior debt.

        No payment or distribution will be made by us, the trustee or the paying agent on account of principal of, premium or interest on the subordinated debt securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of subordinated debt securities, whether upon stated maturity, upon redemption or acceleration, or otherwise, if there has occurred and be continuing a default with respect to any senior debt permitting the acceleration thereof or with respect to the payment of any senior debt and (1) such default is the subject of a judicial proceeding or (2) notice of such default in writing or by telegram has been given to us by any holder or holders of any senior debt, unless and until we have received written notice from such holder or holders that such default or event of default has been cured or waived or has ceased to exist.

        Upon any acceleration of the principal of the subordinated debt securities or any payment by us or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon our dissolution or winding up or liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all senior debt will first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any payment or distribution is made on account of the redemption price or principal of (and premium, if any) or interest on the subordinated debt securities; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which has been determined by such court to give effect to the rights conferred in Article 16 of the Subordinated Indenture upon the senior debt and the holders thereof with respect to the subordinated debt securities or the holders thereof or the trustee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution by us or distribution of our assets of any kind or character, whether in cash, property or securities, to which the holders of the subordinated debt securities or the trustee would be entitled except for the provisions of Article 16 of the Subordinated Indenture, will be paid by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of our senior debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any senior debt may have been issued, as their respective interests may appear, to the extent necessary to pay all senior debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of senior debt, before any payment or distribution is made to the holders of the subordinated debt securities or to the trustee, except that the trustee will have a lien for the payment of its fees and expenses.

        Notwithstanding the foregoing, if any payment or distribution we make of any kind or character, whether in cash, property or securities, prohibited by the foregoing, will be received by the trustee or the holders of the subordinated debt securities before all senior debt is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact has then been or thereafter is made known to the trustee or, as the case may be, such holder, then and in such event such payment or distribution will be paid over or delivered to the holders of senior debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any senior debt may have been issued, as their respective interests may appear, for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such senior debt, and, until so delivered, the same will be held in trust by any holder of a security as the property of the holders of senior debt.

        The holders of senior debt may, at any time and from time to time, without the consent of or notice to the holders of the subordinated debt securities, without incurring responsibility to the holders of the subordinated debt securities and without impairing or releasing the obligations of the holders of the subordinated debt securities to the holders of senior debt:

  •
  change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, senior debt, or otherwise amend in any manner senior debt or any instrument evidencing the same or any agreement under which senior debt is outstanding;

  •
  sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing senior debt;

  •
  release any person liable in any manner for the collection of senior debt; or

  •
  exercise or refrain from exercising any rights against us and any other person.

        Subrogation.    Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all senior debt at the time outstanding, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions of our cash, property or securities applicable to the senior debt until the principal of (and premium, if any) and interest on the subordinated debt securities is paid in full. For the purposes of such subrogation, no payments or distributions to the holders of senior debt to which the holders of the subordinated debt securities or the trustee would be entitled except for the provisions of Article 16 of the Subordinated Indenture, and no payments other than pursuant to the provisions of Article 16 of the Subordinated Indenture to the holders of senior debt by holders of the subordinated debt securities or the trustee, will, as between us, our creditors other than holders of senior debt, and the holders of the subordinated debt securities, be deemed to be a payment by us to or on account of the senior debt. The provisions of Article 16 of the Subordinated Indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities, on the one hand, and the holders of senior debt, on the other hand.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the terms of the shares of beneficial interest. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Declaration of Trust and Bylaws. You should read these documents carefully to fully understand the terms of the shares of beneficial interest. For a summary of certain relevant provisions of Maryland law and our Declaration of Trust and Bylaws, see the section below entitled "Certain Provisions of Maryland Law and of the CenterPoint Properties Trust Declaration of Trust and Bylaws."

General

        Our Declaration of Trust authorizes the issuance of up to 60,000,000 of our shares of beneficial interest, of which 50,000,000 are common shares, par value $.001 per share and 10,000,000 are Series Preferred Shares, par value $.001 per share. Of the 10,000,000 authorized Series Preferred Shares, 50,000 are Junior Participating Preferred Shares, Series A, and 1,000,000 are 7.50% Series B

Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest. As of March 10, 2004, there were 23,174,371 common shares, and 946,112 Series B Preferred Shares issued and outstanding, all of which are fully-paid and non-assessable. There are no Junior Participating Preferred Shares, Series A issued and outstanding.

        The Maryland REIT Law and our Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Company. However, with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent such claims are not satisfied by the Company. Because we have public liability insurance in amounts that we consider adequate, any risk of personal liability to shareholders would be limited to situations in which our assets, together with our insurance coverage, would be insufficient to satisfy the claims against the Company and its shareholders.

Common Shares

        Holders of common shares are entitled to receive dividends when and as declared by the Board of Trustees out of funds legally available therefor after payment of any preferential dividends to the holders of any series of preferred shares that may then be issued and outstanding. Upon any liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive ratably any assets remaining after payment in full of all of our liabilities and any preferential payments to the holders of preferred shares. The holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees, and, except as otherwise required by law with respect to class voting rights, or provided in any resolution adopted by the Board of Trustees with respect to any series of preferred shares establishing the designation and the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such series, the holders of common shares possess all voting powers. Holders of common shares do not possess preemptive rights to subscribe for additional securities we may issue or the right to cumulate their shares in the election of trustees or in any other matter. All common shares offered by us will be, and all issued and outstanding common shares are, fully paid and non-assessable.

        The current transfer agent and registrar for the common shares is First Chicago Trust Company of New York, Jersey City, New Jersey.

Shareholder Rights Plan

        On July 30, 1998, our Board of Trustees adopted a Preferred Share Purchase Rights Agreement and declared a dividend distribution of one Preferred Share Purchase Right, which we refer to as a Right, on each outstanding share of our common shares of beneficial interest.

        Each Right entitles the holder to purchase from us one one-thousandth of a Junior Participating Preferred Share, Series A, which we refer to as a Rights Preferred Share, at a price of $120, subject to adjustment. The Rights Preferred Shares (1) are non-redeemable, (2) are entitled to a minimum preferential quarterly dividend payment equal to the greater of $25 per share or 1,000 times the Company's common share dividend, (3) have a minimum liquidation preference equal to the greater of $100 per share or 1,000 times the liquidation payment made per common share and (4) are entitled to vote with the common shares with each Rights Preferred Share having 1,000 votes.

        The Rights trade together with our common shares and do not become exercisable until the "distribution date." A distribution date will occur ten days after any person (including a group) becomes an "acquiring person" by acquiring 15% or more of our outstanding common shares or if a person commences a tender offer that would result in that person owning 15% or more of our outstanding common shares. Pursuant to an amendment to our Rights Plan, dated October 25, 1999, our Board of Trustees exempted Davis Select Advisers, L.P. from such provision so long as it does not acquire more than 20% of our outstanding common shares. On the distribution date, (1) the Rights will be traded separately from our common shares and (2) a holder of the Rights (other than an "acquiring person"), instead of purchasing Rights Preferred Shares, may exercise the Rights for a number of common shares having a market value equal to two times the exercise price of the Rights.

        At any time after the person becomes an "acquiring person," if we are involved in any merger, consolidation or other transaction in which we are not the survivor, if our common shares are exchanged, or if 50% or more of our consolidated assets or earning power are sold, the holder of the Rights (other than an "acquiring person") may exercise the Rights to purchase a number of shares of common stock of the acquiring corporation having a market value equal to two times the exercise price of the Rights. In addition, at any time after a person becomes an "acquiring person" but before such person has acquired 50% or more of our common shares, we may elect to exchange any or all of the Rights (other than those held by an "acquiring person") for our common shares of beneficial interest on a one-for-one basis.

        We may generally redeem the Rights, in whole but not in part, at a price of $.01 per right. If not exercised or redeemed, the Rights will expire on the close of business on July 30, 2008.

Preferred Shares

        General.    Preferred shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Before issuance of shares of each series, the Board is required, by resolution, to fix for each such series, subject to the provisions of Maryland law and the Declaration of Trust, the designation thereof and to set the terms, preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption. The Board could authorize the issuance of preferred shares with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, common shares might believe to be in their best interests, or in which holders of some, or a majority of, common shares might receive a premium for their common shares over the then market price of such shares. The preferred shares will, when issued, be fully-paid and non-assessable and will have no preemptive rights, unless otherwise provided in the prospectus supplement relating to such preferred shares.

        The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms, including:

  (1)
  the title and stated value of such preferred shares;

  (2)
  the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

  (4)
  the date from which dividends on such preferred shares will accumulate, if applicable;

  (5)
  the procedures for any auction and remarketing, if any, for such preferred shares;

  (6)
  the provision for a sinking fund, if any, for the preferred shares;

  (7)
  the provisions for redemption, if applicable, of the preferred shares;

  (8)
  the voting rights, if any, of the preferred shares;

  (9)
  any listing of the preferred shares on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares of the Company, including the conversion price (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to such preferred shares;

  (12)
  the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (13)
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  any limitations on direct or beneficial ownership and restrictions on transfer of such preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

  (15)
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

        The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

        The description of the provisions of the preferred shares set forth in this prospectus and in the related prospectus supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to our Declaration of Trust relating to such series of preferred shares. You should read these documents carefully to fully understand the terms of the preferred shares. In connection with any offering of preferred shares, Articles Supplementary will be filed with the Commission as an exhibit or incorporated by reference in the Registration Statement.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and/or rights upon liquidation, dissolution or winding up of the Company, rank as follows:

  •
  senior to all classes or series of our common shares, and to all Equity Shares (defined below) ranking junior to such preferred shares;

  •
  on a parity with all equity shares issued by us the terms of which specifically provide that such equity shares rank on a parity with the preferred shares; and

  •
  junior to all equity shares issued by us the terms of which specifically provide that such equity shares rank senior to the preferred shares.

        The term "Equity Shares" includes common shares and preferred shares and does not include convertible debt securities.

        Dividends.    Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Trustees, out of assets legally available for payment, cash dividends at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend will be payable to holders of record as they appear on our stock transfer books on such record dates as are fixed by the Board of Trustees.

        Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of such series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date. We will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends will be declared or paid or set apart for payment on any of our preferred shares of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless (1) if such series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series for all past dividend periods and the then current dividend period or (2) if such series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of such series, all dividends declared upon the preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares will be declared pro rata so that the amount of dividends declared per share on preferred shares of such series and such other series of preferred shares will in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred shares of the series which may be in arrears.

        Except as provided in the immediately preceding paragraph or otherwise specified in the prospectus supplement, unless (1) if the series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution upon the common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation, nor will any common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation).

        Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series which remains payable.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of preferred shares, if any, that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which will not, if the preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of our shares of beneficial interest, the terms of such preferred shares may provide that if no such shares of beneficial interest have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares will automatically and mandatorily be converted into the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement, unless (1) the series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (2) if such series of preferred shares does not have a cumulative dividend, full dividends on all shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of such series will be redeemed unless all outstanding preferred shares of such series are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of preferred shares of that series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, except as otherwise specified in the applicable prospectus supplement, unless (1) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if such series of preferred shares does not have a cumulative dividend, full dividends on all shares of such series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we will not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation). However, the foregoing will not prevent the purchase or acquisition of preferred shares of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holders (with adjustments to avoid redemption of fractional shares) or in any other manner determined by us.

        Unless otherwise specified in the applicable prospectus supplement, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our stock transfer books. Each notice will include:

  •
  the redemption date;

  •
  the number of shares and series of preferred shares to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption prices;

  •
  that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

  •
  the date upon which the holder's conversion rights, if any, as to such shares will terminate.

        If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each such holder thereof will also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred shares, such preferred shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred shares will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount for the liquidating distributions to which they are entitled, the holders of preferred shares of a particular class or series will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of a particular class or series and the corresponding amounts payable on all shares of other classes or series of our shares of beneficial interest ranking on a parity with such preferred shares in the distribution of assets, then the holders of the preferred shares and all other applicable classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of a series of preferred shares, the remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other trust, corporation or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

        Voting Rights.    Holders of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

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  authorize, create or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking before such series of preferred shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our Declaration of Trust so as to materially adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof.

        However, with respect to the occurrence of any of the events set forth in the second provision above, so long as the preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event, we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred shares and provided further that (1) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (2) any increase in the amount of authorized shares of the series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of the series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or before the time when the act with respect to which such vote would otherwise be required is effected, all outstanding preferred shares of such series have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of preferred shares is redeemed.

        Outstanding Preferred Shares, Dividends and Voting Rights.    As of March 10, 2004, we have outstanding 946,112 shares of 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest.

        Holders of the Series B Preferred Shares are entitled to receive, when and as authorized by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of 7.50% per annum of the $50 liquidation preference per share (equivalent to $3.75 per annum per share). Dividends on the Series B Preferred shares are cumulative from the date of original issue and are payable quarterly in arrears on or about the 30th day of each March, June, September and December or, if not a business day, the next business day. The Series B Preferred Shares are not redeemable before June 30, 2004. On and after June 30, 2004, we may, at our option, redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $50 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption.

        Whenever dividends on any Series B Preferred Shares are in arrears for six or more consecutive or non-consecutive quarterly periods, the holders of such Series B Preferred Shares are entitled to vote for the election of a total of two additional trustees to our Board at a special meeting called by the holders of record of at least 20% of the outstanding Series B Preferred Shares or at the next annual meeting of the shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the accrued dividend for the then current period have been fully paid, or a sum sufficient for the payment thereof has been set aside for payment in full. When all accumulated dividends and the accrued dividend for the then current dividend period on the Series B Preferred Shares have been paid in full or set aside for payment in full, the holders of Series B Preferred Shares are divested of the voting rights described in this paragraph and the term of each trustee elected by the holders of Series B Preferred Shares will terminate.

        So long as any Series B Preferred Shares remain outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Shares voting separately as a class):

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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  amend, alter or repeal the provisions of the Articles Supplementary establishing the Series B Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; or

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  enter into a consolidation or merger in which another entity is the surviving entity, unless the holders of the Series B Preferred Shares receive a preference security the rights, preferences, privileges and voting power of which do not differ from those of the Series B Preferred Shares in any manner which is material and adverse to the holder of the Series B Preferred Shares.

        However, with respect to the occurrence of any of the events set forth in the second or third provision above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series B Preferred Shares in the consolidation or merger are not materially different from those of the Series B Preferred Shares, the occurrence of any such event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Shares. In addition, any increase in the amount of our authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences privileges or voting powers.

        Upon the death of any holder of Series B Preferred Shares, such shareholder's personal representative or surviving joint tenant(s) has a limited right to have us redeem their Series B Preferred Shares which we may pay for in cash or our common shares.

Restrictions on Transfer

        To qualify as a REIT under the Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year. To ensure compliance with these requirements, the Declaration of Trust contains provisions restricting the ownership and acquisition of our shares of beneficial interest, including any of our preferred shares.

        The Declaration of Trust, subject to an exception in favor of our former parent company, Capital and Regional plc, which we refer to as CR-London, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the issued and outstanding common shares or preferred shares. The constructive ownership rules are complex and may cause the equity shares owned directly or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the equity shares (or the acquisition of an interest in an entity which owns equity shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the equity shares, and thus subject such equity shares to the ownership limit of 9.8%. In addition, for these purposes, common shares that may be acquired upon conversion or exchange of convertible debt securities directly or constructively held by an investor, but not necessarily common shares issuable with respect to convertible debt securities held by others, will be deemed to be outstanding before conversion or exchange, for purposes of determining the percentage of ownership of equity shares held by that investor. The Board of Trustees may, upon the receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, waive the ownership limit with respect to a given holder if such holder's ownership will not then or in the future jeopardize our status as a REIT.

        For purposes of determining whether five or fewer individuals own 50% or more of the shares of a REIT in violation of the ownership concentration limitation, shares held by certain domestic pension trusts are, subject to certain restrictions and special rules, treated under the Code as held by the beneficiaries of those trusts. We do not intend to rely on this rule to maintain compliance with the ownership concentration limitation. Accordingly, under the Declaration of Trust, domestic pension funds are subject to the restriction on ownership of more than 9.8% of the value of the outstanding shares of beneficial interest. In addition, for purposes of determining whether five or fewer individuals own 50% or more of the shares of a REIT and whether the 9.8% ownership limit is satisfied, shares held by certain entities, including corporations, partnerships, mutual funds, estates, or trusts (other than domestic pension funds) are, subject to certain restrictions and special rules, treated under the Code as owned proportionately by shareholders, partners or beneficiaries of such entities.

        The Declaration of Trust contains a provision which limits the right of any shareholder to transfer or otherwise dispose of his common or preferred shares in a manner which is contrary to the 9.8% ownership limit. If any shareholder purports to transfer his shares to another person and either the transfer would result in our failure to qualify as a REIT or such transfer would cause the transferee to hold more than the ownership limit, the purported transfer will be null and void and the shareholder will be deemed not to have transferred his shares. Moreover, if any person holds shares in excess of the ownership limit, this person will be deemed to hold such excess shares solely in trust for our benefit. Such person will not receive distributions with respect to the excess shares or be entitled to vote such shares. In this event, this person will be deemed to have offered to sell the excess shares to us for the lesser of the amount paid for the shares or the market price of the shares, which offer we can accept for a period of 90 days after the later of (1) the date of the transfer resulting in such excess shares and (2) the date our Board of Trustees determines that the excess shares exist. In our sole discretion, we may repurchase the shares for cash.

        Federal income tax regulations require that we demand within 30 days after the end of each of our taxable years written statements from shareholders of record holding more than a specified percentage of the Company's shares of beneficial interest, in which the shareholders set out information with respect to their actual and constructive ownership of the equity shares and debentures. In addition, each shareholder must on demand disclose to us in writing such additional information as we may request to determine the effect of such shareholder's direct, indirect and constructive ownership of such shares on our status as a REIT.

        All certificates representing common shares and/or preferred shares will bear a legend referring to the restrictions on transfer described above.

        These ownership limitations could have the effect of discouraging a takeover or other transactions in which holders of some, or a majority, of equity shares might receive a premium for their shares over the prevailing market price or which such holders might believe to be otherwise in their best interest.

DESCRIPTION OF SECURITIES WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred shares or common shares. Securities warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of securities warrants. Copies of the forms of debt warrant agreements and the forms of warrant certificates will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part. The following summary of certain provisions of the securities warrant agreement and the securities warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities warrant agreement and the securities warrant certificates relating to each series of securities warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part at or before the time of the issuance of that series of securities warrants.

        If securities warrants are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including, in the case of securities warrants for the purchase of debt securities, the following:

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  the offering price;

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  the denominations and terms of the series of debt securities purchasable upon exercise of such securities warrants;

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  the designation and terms of any series of debt securities with which such securities warrants are being offered and the number of such securities warrants being offered with such debt securities;

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  the date, if any, on and after which such securities warrants and the related series of debt securities will be transferable separately;

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  the principal amount of the series of debt securities purchasable upon exercise of each such securities warrant and the price at which such principal amount of debt securities of such series may be purchased upon such exercise;

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  the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

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  whether the securities warrants will be issued in registered or bearer form;

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  any special United States federal income tax consequences;

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  the terms, if any, on which we may accelerate the date by which the securities warrants must be exercised; and

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  any other material terms of such securities warrants.

        In the case of securities warrants for the purchase of preferred shares or common shares, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

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  the offering price;

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  the type and aggregate number of shares purchasable upon exercise of the securities warrants, the exercise price, and in the case of securities warrants for preferred shares, the designation, aggregate number and terms of the series of preferred shares with which the securities warrants are being offered, if any, and the number of such securities warrants being offered with the preferred shares;

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  the date, if any, on and after which the securities warrants and the related series of preferred shares, if any, or common shares will be transferable separately;

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  the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

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  any special United States federal income tax consequences; and

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  any other material terms of the securities warrants.

        Securities warrant certificates may be exchanged for new securities warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any securities warrant to purchase debt securities, holders of such securities warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such debt securities or to enforce covenants in the applicable Indenture. Before the exercise of any securities warrants to purchase preferred shares or common shares, holders of such securities warrants will not have any rights of holders of such preferred shares or common shares, including the right to receive payments of dividends, if any, on such preferred shares or common shares, or to exercise any applicable right to vote.

Exercise of Securities Warrants

        Each securities warrant will entitle the holder thereof to purchase for cash the principal amount of debt securities or number of preferred shares or common shares, as the case may be, at the exercise price determinable from the applicable prospectus supplement. After the close of business on the expiration date (or such later date to which such expiration date may be extended by us), unexercised securities warrants will become void.

        Securities warrants may be exercised as set forth in the applicable prospectus supplement relating to such securities warrants. Upon receipt of payment and the securities warrant certificate properly completed and duly executed at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the securities warrants represented by the securities warrant certificate are exercised, a new securities warrant certificate will be issued for the remaining amount of securities warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
CENTERPOINT PROPERTIES TRUST DECLARATION OF TRUST AND BYLAWS

        The following paragraphs summarize certain provisions of Maryland law and our Declaration of Trust and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws. You should read these documents carefully to fully understand the terms of Maryland law, our Declaration of Trust and our Bylaws.

The Board of Trustees

        Our business and affairs are managed under the direction of our Board of Trustees. Each trustee on the Board is required to be an individual at least 21 years of age who is not under legal disability and may not be a business or commercial entity. Our Bylaws provide that the number of our trustees may be established by the Board at any regular meeting or at any special meeting called for that purpose but may not be fewer than eight nor more than twelve. Any vacancy will be filled at any annual meeting of shareholders, or by the remaining trustees. Our Bylaws provide that no shareholder has the right to cumulate his votes in elections for trustees.

Resignation and Removal of Trustees

        Under our Declaration of Trust and Bylaws, a trustee may resign at any time by giving written notice to the other trustees.

        Under our Declaration of Trust and Bylaws, our shareholders may remove any trustee, with or without cause, upon the affirmative vote of a majority of all votes entitled to be cast for the election of trustees. However, our Bylaws specify that no trustee may be removed at a meeting of shareholders unless the notice of the meeting states that a purpose of the meeting is to vote upon the removal of one or more trustees named in the notice, and only named trustees may be removed at the meeting. A trustee may also be removed under our Declaration of Trust and Bylaws, with or without cause, by the Board upon the affirmative vote of a majority of the then acting trustees.

Business Combinations

        As a Maryland real estate investment trust, we are subject to certain restrictions concerning certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an interested shareholder (defined as any person who beneficially owns 10% or more of the voting power of our shares or our affiliate who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of beneficial interest in the Company) or an affiliate thereof. A person is not an interested shareholder if the Board of Trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder, although in approving such a transaction, the Board of Trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board. Such business combinations are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting shares voting together as a single group and of at least two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares owned by the person with whom the business combination is to be effected, unless, among other things, our shareholders receive a "minimum price" (as determined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Trustees before the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or shares for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the real estate investment trust may be able to redeem any or all of the control shares for fair value except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share acquisition.

        Our Bylaws contain a provision exempting the Company from the application of the control share acquisition statute. However, we cannot assure that such provision will not be amended or repealed at any time in the future, in which case the control share acquisition statute may apply to a prior or subsequent control share acquisition.

Amendment to the Declaration of Trust

        Any amendment to our Declaration of Trust must generally be approved by our shareholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter, except that our Board of Trustees, by a two-thirds vote may amend provisions of our Declaration of Trust from time to time to enable us to qualify as a real estate investment trust under the Code or under the Maryland REIT Law.

Dissolution of CenterPoint Properties Trust

        Our dissolution must be approved by our shareholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

        Our Declaration of Trust establishes an advance notice procedure for shareholders to make nominations of candidates for election as trustees or to bring other business before an annual meeting of shareholders.

        These procedures provide that (1) only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder who has given timely written notice containing specified information to the Secretary of the Company before the meeting at which trustees are to be elected, will be eligible for election as trustees and (2) at an annual meeting only such business may be conducted as has been brought before the meeting by or at the direction of the Chairman of the Board of Trustees or by a shareholder who has given timely written notice to the Secretary of such shareholder's intention to bring such business before the meeting. In general, to be considered timely, notice of shareholder nominations to be made or business to be conducted at an annual meeting must be received not less than 60 days nor more than 90 days before the date fixed by the Board of Trustees for the annual meeting.

        The purpose of requiring such advance notice by shareholders is to provide the Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or advisable by the Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although these provisions of our Declaration of Trust do not give the Board of Trustees any power to disapprove of shareholder nominations or proposals for action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if the proper procedures are not followed. In addition, these provisions may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or in the best interests of the Company and its shareholders.

Anti-takeover Effect of Certain Provisions of Maryland Law and the Declaration of Trust and Bylaws

        The business combination provisions of Maryland law, the control share acquisition provisions of Maryland law (if the exemption therefrom contained in our Bylaws is modified or repealed), our shareholder rights plan, the advance notice provisions of our Declaration of Trust and certain other provisions of Maryland law and our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or change in control of our Company that might involve a premium price for holders of our shares or otherwise be in their best interests.

FEDERAL INCOME TAX CONSIDERATIONS RELATING TO OUR REIT STATUS

        The following is a summary of certain federal income tax considerations regarding our REIT election. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of securities. A description of certain federal income tax considerations pertaining to holders of the securities will be provided in the relevant prospectus supplement.

        The following summary is based on federal income tax law in effect as of the date hereof. Such law is subject to change without notice, and may be changed with retroactive effect. The summary is for general information only, and does not constitute tax advice.

        Each prospective purchaser is advised to consult the applicable prospectus supplement, as well as his own tax advisor, regarding the specific federal, state, local, foreign and other tax consequences, in light of his individual circumstances, of the acquisition, ownership and sale of the securities, and of potential changes in applicable tax laws.

Qualification as a REIT; Opinion of Counsel

        Our REIT election was effective as of January 1, 1994. The tax consequences described herein and in any prospectus supplement are largely contingent on our qualification as a REIT for federal income tax purposes. Our failure to maintain our REIT status would materially alter the tax and economic consequences to a purchaser. See "Federal Income Tax Considerations Relating to Our REIT Status—Failure to Qualify as a REIT" below. Kirkland & Ellis LLP, Chicago, Illinois, has provided its opinion that our method of operation as described herein and as represented by us will permit us to continue to qualify as a REIT for the current and subsequent taxable years. Such opinion is based upon the Code, as amended, applicable Treasury Regulations adopted thereunder, reported judicial decisions, and IRS rulings, all as of the date hereof, and certain of our representations and factual assumptions related to the ownership and operation of the Company. It should be noted that whether we will maintain our status as a REIT under the Code will depend upon whether we meet the various qualification tests imposed under the Code through actual annual operating results. No assurance can be given that the actual results of our operations will satisfy these requirements. The principal requirements we must meet to maintain our status as a REIT are described below.

Share Ownership

        Transferability.    In general, shares representing ownership of a REIT must be transferable. Our shares will be subject to certain restrictions designed to assure compliance with the rule prohibiting closely-held status, described below. A REIT will not fail the requirement of transferability by reason of such restrictions.

        100 Shareholders Required.    The beneficial ownership of an entity seeking to qualify as a REIT must be held by 100 or more persons. This requirement must be met for at least 335 days of a 12-month year, or a proportionate part of a shorter tax year. For purposes of this rule, the word "person" generally includes individuals and entities, with pension and profit-sharing trusts, rather than their beneficiaries, being treated as persons. We anticipate that we will continue to meet this requirement.

        Closely-held Status Not Permitted.    An entity does not qualify as a REIT if a group of five or fewer individuals own, directly or indirectly, more than 50% of the value of the outstanding shares of the entity at any time during the last half of the taxable year. For this purpose, certain entities are treated as individuals, but stock owned, directly or indirectly, by a corporation, partnership, estate or trust is generally considered as being owned proportionately by that entity's shareholders, partners or beneficiaries. In addition, compliance with certain procedural requirements may protect us from loss of REIT status by reason of an inadvertent violation of this rule. The Declaration of Trust provides certain restrictions on ownership of shares designed to assure compliance with this requirement.

        Domestic pension funds generally are not treated as a single person for purposes of this rule. Instead, the beneficiaries of the fund are treated as holding stock in the REIT in proportion to their actual interests in the fund. However, if we rely on this rule to maintain our status as a REIT, it is possible that pension funds holding more than 10% of our interests will be subject to unrelated business income tax on a portion of the dividends they receive from us. Under our Declaration of Trust, pension funds are subject to the same ownership restrictions as other persons, without regard to this rule.

        Shareholder Information.    Federal income tax regulations require that we demand within 30 days after the end of each of our taxable years written statements from shareholders of record holding more than a specified percentage of the Company's shares of beneficial interest, in which the shareholders set out information with respect to their actual and constructive ownership of the common shares and the debentures.

Asset Tests

        An entity seeking to maintain its qualification as a REIT must meet certain tests, described below, with regard to its assets. The asset tests are applied on the last day of each calendar quarter. Assets held by a qualified REIT subsidiary are treated as if they were owned directly by the REIT. A corporation is a qualified REIT subsidiary if 100% of its stock is owned by a REIT and the corporation is not treated as a taxable REIT subsidiary.

        75% Asset Test.    At least 75% of a REIT's assets must consist of real estate assets, cash and cash items, and government securities. Real estate assets include interests in real property, interests in mortgages on real property, and shares in other qualified REITs. In addition, real estate assets include any property attributable to the temporary investment of new capital if (1) the property is stock or a debt instrument, and (2) the investment is only for the one-year period beginning on the date the REIT receives the capital (a "Qualified Temporary Investment"). Cash and cash items include receivables that arise in the ordinary course of the REIT's business, but not receivables purchased from another person. We intend to comply with this requirement.

        20% Asset Test.    A REIT must not own securities of one or more "taxable REIT subsidiaries" in an amount greater in value than 20% of the total value of the REIT's assets. We intend to comply with this requirement.

        5% Asset Test.    A REIT must not own securities of any one non-governmental issuer (other than another qualified REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) in an amount greater in value than 5% of the value of the REIT's total assets. We intend to comply with this requirement.

        10% Vote Test.    A REIT must not own securities of any one non-governmental issuer (other than another qualified REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) representing more than 10% of the outstanding voting securities of that issuer. We intend to comply with this requirement.

        10% Value Test.    A REIT must not own securities of any one non-governmental issuer (other than securities of another qualified REIT, a qualified REIT subsidiary, a taxable REIT subsidiary or certain securities owned by the REIT on July 12, 1999) representing more than 10% of the total value of outstanding securities of that issuer. We intend to comply with this requirement. Our stock ownership of any corporation which conducts activities that, if conducted by us, would jeopardize our REIT status is subject to the 10% value test. We intend to comply with this test by causing any such corporation either to (a) be treated as taxable REIT subsidiary or (b) satisfy a "grandfather" rule described below. Under the "grandfather" rule, corporate stock that we owned on July 12, 1999 is not subject to the 10% value test unless the corporation, after July 12, 1999, engages in a substantial new line of business or acquires substantial assets (other than pursuant to certain tax-free exchanges).

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of the quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. We also intend to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Income Tests

        An entity will not maintain its qualification as a REIT unless its income meets certain income-source tests. In connection with these tests, income received from a qualified REIT subsidiary is treated as having the same character as it had when received by the subsidiary.

        75% Income Test.    At least 75% of the REIT's gross income (excluding gross income from "prohibited transactions," as described below) for each taxable year must be derived from:

  •
  rents from real property;

  •
  interest on obligations collateralized by mortgages on, or interests in, real property;

  •
  gain from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business ("dealer property");

  •
  dividends or other distributions on shares in other REITs as well as the gain from the sale of such shares;

  •
  abatements and refunds of real property taxes;

  •
  income from the operation, and gain from the sale, of property acquired at or in lieu of foreclosure of the mortgage collateralized by such property ("foreclosure property");

  •
  commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and

  •
  certain qualified temporary investment income.

        95% Income Test.    At least 95% of the REIT's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from sources qualifying for the 75% test, plus dividend and interest income, certain hedging income and capital gain on the sale or other disposition of stocks or securities.

        Rents From Real Property.    Rents we receive will constitute "rents from real property," qualifying for the 75% and 95% income tests, if the following requirements are met:

  •
  The amount of rent received generally must not be based in whole or in part on the income or profits of any person.

  •
  Rents will not qualify as "rents from real property" if the REIT, or a 10% owner of the REIT, owns directly or indirectly a 10% or greater interest in any tenant or in the assets or net profits of a tenant.

  •
  The term "rents from real property" does not include "impermissible tenant service income," which is generally income from providing "disqualifying services" to tenants other than (a) through an independent contractor (as specially defined for this purpose) from whom the REIT itself does not derive or receive any income or (b) through a taxable REIT subsidiary. For this purpose, "disqualifying services" are services which, if provided by certain tax-exempt entities, would cause rents received by such entities to be treated as unrelated business taxable income. Generally, services other than services usually or customarily rendered in connection with the rental of rooms or other space for occupancy only are disqualifying services. Charges for services of a type customarily furnished or rendered to tenants in connection with the rental of real property of a similar class in the geographic market in which the property is located qualify as "rents from real property." If impermissible tenant service income with respect to a property exceeds 1% of all amounts received or accrued with respect to such property, then all such amounts are treated as impermissible tenant service income. We represent that we will not furnish or render services with respect to any of the Properties that would cause rental income from such Properties to fail to qualify as "rents from real property."

  •
  Rent attributable to personal property will not qualify as "rents from real property" unless the personal property is leased in connection with a lease of real property and such rent is no more than 15% of the total rent received under the lease. Rent attributable to personal property is that amount which bears the same ratio to total rent as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year.

        Prohibited Transactions.    The 75% and 95% income tests described above are measured by reference to our gross income. For this purpose, however, gross income does not include income from "prohibited transactions." Moreover, income from prohibited transactions is subject to a 100% tax.

        We will have engaged in a prohibited transaction if we sell property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of business. The Code provides a safe harbor under which certain sales of real estate assets will not be considered to be prohibited transactions. The safe harbor applies if:

  •
  we have held the property for at least four years;

  •
  the total expenditures made by us, or any of our partners, and capitalized as part of the basis of the property during the four-year period preceding the sale, do not exceed 30% of the net sales price; and

  •
  we meet the limitation on sales of such property. We will meet the limitation on sales if:

  •
  we make no more than seven sales of property during the year or

  •
  the aggregate of the adjusted tax bases of the properties sold does not exceed 10% of the aggregate adjusted tax bases of all our properties during the year. If the property consists of land or improvements not acquired through foreclosure, we must have held the property for production of rental income for at least four years to be eligible for the safe harbor. Also, if we sold more than seven properties during the year, substantially all of the marketing and development expenditures with respect to the property must have been made through an independent contractor from whom we do not derive or receive any income.

        Failure to Meet Income Tests.    If certain requirements are met, we may retain our status as a REIT even in a year in which we fail either the 75% or the 95% income test. In this case, however, we will be subject to an excise tax based on the greater of the amount by which we failed the 75% or 95% gross income test for that year, less expenses. We will qualify for this relief if (1) we report the amount and nature of each item of our gross income in our federal income tax return for that year; (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and (3) the failure to meet such tests is due to reasonable cause and not willful neglect.

Distributions to Shareholders

        Distribution Requirement.    To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gains dividends) to our shareholders in an amount equal to 90% of the sum of (1) our "REIT taxable income" before deduction of dividends paid and excluding any net capital gain, plus (2) any net income from foreclosure property less the tax on such income, minus (3) any "excess noncash income" (the "Distribution Requirement"). The deduction for dividends paid is discussed below. See "Federal Income Tax Considerations Relating to Our REIT Status—Taxation of the Company."

        "REIT taxable income" for purposes of this requirement is the taxable income of a REIT, computed as if it were an ordinary corporation, adjusted by certain items, including an exclusion for net income from foreclosure property, a deduction for the excise tax on the failure of the 75% or 95% income tests, a deduction for tax imposed as a result of redetermined rents, redetermined deductions and excess interest and an exclusion for an amount equal to any net income derived from prohibited transactions.

        "Foreclosure property" is any real property, interest in real property, or personal property incident to the real property, acquired by the REIT in a foreclosure or by a deed in lieu of foreclosure following a default of a debt obligation or after termination of a defaulted lease, provided the REIT elects to treat the property as foreclosure property. The property ceases to be foreclosure property as of the close of the third taxable year following the taxable year in which the REIT acquires it, unless the IRS consents to an extension of this time period.

        "Excess noncash income" means the excess of certain amounts that the REIT is required to recognize as income in advance of receiving cash. Such excess noncash income may include original issue discount on purchase money debt or income from cancellation of indebtedness, over 5% of REIT taxable income before deduction for dividends paid and excluding any net capital gain.

        We intend to make distributions to the shareholders on a quarterly basis sufficient to meet the Distribution Requirement. However, because of the possible receipt of income without corresponding cash receipts, timing differences that may rise between the realization of taxable income and net cash flow, and the possible disallowance by the IRS of deductions claimed by us, it is possible that we may not have sufficient cash or liquid assets at a particular time to meet the Distribution Requirement. To assure compliance with the Distribution Requirement, we will closely monitor the relationship between our REIT taxable income and cash flow. If necessary, we will borrow funds to satisfy the distribution requirement. If we fail to meet the Distribution Requirement as a result of an adjustment to our tax return by the Service, we may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

        Non-REIT Accumulated Earnings And Profits.    We will not qualify as a REIT if, as of the close of our taxable year, we have earnings and profits accumulated in any non-REIT year. For purposes of this rule, positive earnings and profits of a corporation that is liquidated or merged into another corporation may not be netted against the other corporation's deficit in earnings and profits. We believe that we and each of our subsidiaries had negative earnings and profits as of the effective date of our REIT election.

Failure to Qualify as a REIT

        For any taxable year we fail to qualify as a REIT, we will be taxed as a corporation. We would not be entitled to a deduction for dividends paid to our shareholders in computing our taxable income. Our assets and distributions to shareholders would be reduced to the extent necessary to pay our resulting tax liability. Our distributions at such time would be taxable to shareholders as dividends to the extent of our current and accumulated earnings and profits and would be eligible for the 70% dividend-received deduction for shareholders which are corporations.

        If our election to be treated as a REIT is terminated as a result of our failure to qualify as a REIT, we will not be eligible to elect REIT status until the fifth taxable year which begins after the year for which our election was terminated, unless (1) we did not willfully fail to file a timely return with respect to the termination taxable year (2) the incorrect information in such return was not due to fraud with intent to evade tax, and (3) we establish that failure to meet the REIT requirements was due to reasonable cause and not to willful neglect.

Taxation of The Company

        General.    In general, corporations are subject to federal income tax on their net income regardless of whether such income is currently distributed to shareholders. Distributions to shareholders constitute taxable dividends to the extent of the corporation's current and accumulated earnings and profits. Under this general rule, double taxation of corporate profits—that is, taxation at the corporate level and the shareholder level—is the norm. However, the rules pertaining to REITs provide an exception to this general rule. Except as otherwise discussed below, for any taxable year in which we qualify as a REIT, we will generally be able to deduct for federal income tax purposes the portion of our ordinary income or capital gain which is timely distributed to shareholders.

        Even if we are treated as a REIT for federal income tax purposes, however, we are subject to tax on any REIT taxable income and net capital gain not distributed to shareholders. We may reinvest income or gain recognized upon the sale of property or repayment of an investment, although we do not intend to do so unless we have satisfied the 90% income distribution test. Capital gain income which is not distributed will be taxable to us. We will not be required to distribute capital gain income to maintain our status as a REIT. In addition, we will be taxed at regular corporate tax rates on net income from foreclosure property which is not otherwise REIT qualifying income. Any tax we incur for these reasons, or for any of the reasons discussed below, would reduce the amount of cash available for distribution to shareholders, and ultimately reduce the return on an investment in our shares.

        Dividends Paid Deduction.    For any taxable year we qualify as a REIT, we can claim the dividends paid deduction for dividends actually and constructively paid during that tax year. We can also claim a dividends paid deduction for dividends paid in the following year if we declare the dividends before the time prescribed by law for filing our return for the year, including extensions, and distribute the amount of the dividend during the 12-month period following the close of the year but not later than the date of the first regular dividend payment made after the declaration. In this event, we will be required to specify the dollar amount of the dividend, and send any notices required with respect to the dividend not later than 30 days after the close of the tax year or by mail with our annual report for the tax year. Certain so-called consent dividends declared in subsequent years are also eligible for the dividends paid deduction.

        Tax on Built-in Gain.    A REIT has built-in gain to the extent it has, at the time its status as a REIT commences, (i) any asset with a fair market value in excess of its adjusted tax basis, or (ii) any other items of income. Some or all of our assets on January 1, 1994, the effective date of our REIT election, had built-in gain. IRS rules that apply to conversion transactions occurring between June 10, 1987 and January 2, 2002 provide that a corporation that becomes a REIT recognizes net built-in gain, and pays corporate level tax, as if it had been liquidated at the end of the last taxable year before it qualified as a REIT unless it makes an election under which it will recognize such gain only upon disposition of such assets within the first ten years of its conversion into a REIT. If the election is made, the portion of any gain on such dispositions is taxable to the REIT without regard to whether the gain is distributed to shareholders. We made this election. Accordingly, we will not be subject to the corporate level tax with respect to any disposition of such assets after January 1, 2004.

        Excise Tax on Failure to Meet 75% or 95% Income Tests.    Regardless of distributions to shareholders, if we fail either or both of the 75% and 95% income tests, but still maintain our qualification as a REIT, we will be subject to an excise tax on an amount equal to the greater of the amount by which we failed the 75% test or the 95% test multiplied by a fraction the numerator of which is REIT taxable income (determined without deductions for dividends paid or net operating losses and excluding capital gains) and the denominator of which is the gross income of the REIT (determined, generally, by excluding income from prohibited transactions, certain gross income from foreclosure property, long-term capital gain, and short-term capital gain to the extent of any short-term capital loss).

        100% Tax on Prohibited Transactions.    We will be subject to a 100% tax on the net income we derive from a prohibited transaction. See "Risk Factors—Certain Risks Related to Federal Income Tax Requirements and Our REIT Status—Prohibited Transaction Income Could Result from Certain Property Transfers."

        100% Tax on Redetermined Rents.    We will be subject to a 100% excise tax on any redetermined rents, redetermined deductions and excess interest paid or claimed between us and any of our taxable REIT subsidiaries. "Redetermined rents" and "redetermined deductions" are defined as rents or deductions, respectively, paid or claimed by a taxable REIT subsidiary that would be required to be decreased on distribution, apportionment or allocation in order to clearly reflect income between the subsidiary and its related REIT. "Excess interest" is defined as interest payment by a taxable REIT subsidiary to its related REIT to the extent that the interest payment is in excess of an interest rate that is commercially reasonable.

        Alternative Minimum Tax.    We will also be subject to the alternative minimum tax on items of tax preference allocable to us. The Code authorizes the Treasury Department to issue regulations allocating items of tax preference between a REIT and its shareholders. Such regulations have not been issued. We do not expect to have any significant items of tax preference.

        4% Excise Tax.    A 4% excise tax applies if a REIT's "distributed amount" for any year is less than its "required distribution." In that event, the excise tax applies to the difference between the "required distribution" and "distributed amount". For this purpose, the required distribution is specially defined, and does not correspond to the amount the REIT must distribute to maintain its status as a REIT. The required distribution is (1) 85% of the REIT's ordinary income for the year, plus (2) 95% of the REIT's capital gain net income reduced by any net ordinary loss. This amount must be "grossed up" for certain amounts of undistributed income from prior years. For purposes of this rule, the REIT's ordinary income is determined without regard to the dividends paid deduction. The distributed amount includes dividends paid during the calendar year, plus any tax imposed on REIT taxable income or capital gains, plus any excess of the distributed amount for the preceding calendar year over the grossed up required distribution for the preceding year.

        Tax Elections.    Our taxable year ends December 31. We use the accrual method of accounting. The effective date of our election to be taxed as a REIT is January 1, 1994.

State and Local Taxes

        We may be subject to state and local taxes in various jurisdictions such as those in which we own property or may be deemed to be engaged in activities. The tax treatment of the Company in states having taxing jurisdiction over us may differ from the federal income tax treatment described in this summary. No discussion of the state taxation of the Company or its shareholders is provided herein.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters for public offer and sale by them or may sell securities offered hereby to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable prospectus supplement, we will authorize the underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts will not be less than nor greater than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (1) the purchase by an institution of the securities covered by its contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (2) if the securities are being sold to underwriters, we have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Kirkland & Ellis LLP, Chicago, Illinois and Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland will pass upon certain legal matters for us. Kirkland & Ellis LLP will rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, as to certain matters of Maryland law.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the information requirements of the Exchange Act and therefore file annual, quarterly and special reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Internet at the web site maintained by the Commission at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our filings with the Commission are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        We "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before we sell all the securities offered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003

  •
  Our proxy statement filed with the Commission on March 25, 2003

  •
  The description of our common shares contained in our Form S-4 registration statement filed with the Commission on August 28, 1997 (File No. 333-33515)

  •
  Our Registration Statement on Form 8-A filed with the Commission on August 3, 1998 relating to our preferred share purchase rights

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address or telephone number:

Paul S. Fisher, Secretary
CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523
Telephone: (630) 586-8000
www.centerpoint-prop.com

        You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$63,350
Fees for Rating Agencies	100,000
Printing and Engraving Expenses	200,000
Trustee, Transfer Agent and Registrar Expenses	100,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	100,000
Blue Sky Fees and Expenses	45,000
Miscellaneous	100,000

Total	$858,350

        All expenses, except the SEC registration fee, are estimated.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Maryland law permits the declaration of trust of a Maryland real estate investment trust to expand or limit the liability of its trustees and officers, except to the extent that:

  •
  the trustee or officer actually receives an improper personal benefit in money, property or services; or

  •
  a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

However, the Maryland REIT Law also provides that, although trustees and officers of a Maryland real estate investment trust are not personally liable for the obligations of the trust, trustees are not relieved from liability for any act that constitutes (a) bad faith, (b) willful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

        Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law from time to time, no trustee or officer acting on our behalf shall be held liable to us or any of our shareholders for monetary damages. Our Declaration of Trust also provides our trustees and officers with limited liability in the absence of any Maryland statute limiting the liability of the trustees and officers of the Company for money damages in a suit by or on our behalf or by any of our shareholders except if:

  •
  Our trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit actually received; or

  •
  a judgment or other final adjudication adverse to our trustee or officer is entered in a proceeding based on a finding in the proceeding that our trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Pursuant to Maryland law, a real estate investment trust may indemnify its trustees and officers in respect of any proceeding, except to the extent that any trustee or officer actually received an improper benefit, whether or not involving action in his official capacity, in which the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. Maryland law permits a Maryland real estate investment trust to indemnify its trustees and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and:

  •
  the act or omission was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnified party actually received an improper personal benefit; or

  •
  in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

        Our Declaration of Trust and By-Laws authorize us, to the maximum extent permitted from time to time by Maryland law, to indemnify our present and former trustees and officers and to pay or reimburse their expenses in advance of the final disposition of a proceeding. In addition, our Declaration of Trust permits us to indemnify any individual who, while acting as our trustee and at our request, serves or has served another corporation, trust, partnership, joint venture, employee benefit plan or any other enterprise as a director, officer, partner or trustee. Furthermore, our By-Laws specify that all persons entitled to indemnification by us for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding must have acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and with respect to any criminal action or proceeding, they must have had no reasonable cause to believe their conduct was unlawful.

        Our By-laws also authorize us to indemnify any party to an action or suit by us or in our right by reason of the fact that such person is or was acting as our director, officer, employee or agent or is or was serving at our request as a director, trustee, officer, employee or agent of another enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. However, no indemnification will be made in respect of any claim, issue or matter as to which such person is found to be liable for negligence or misconduct in the performance of his duties to us, subject to certain exceptions.

        It is the position of the Commission that indemnification of trustees for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 16.    EXHIBITS

        The following exhibits are included as part of this Registration Statement:

EXHIBIT	DESCRIPTION
1.1	Form of underwriting agreement*
1.2	Form of distribution agreement*
3.1	Declaration of Trust**
3.2	Articles Supplementary to the Declaration of Trust of CenterPoint Properties Trust, establishing the terms of the Junior Participating Preferred Shares, Series A***
3.3	Articles Supplementary to the Declaration of Trust of CenterPoint Properties Trust, establishing the terms of the 7.50% Series B Convertible Cumulative Redeemable Preferred Shares****
3.4	Bylaws**
4.1	Form of certificate representing common shares**
4.2	Form of certificate representing preferred shares*
4.3	Senior Securities Indenture
4.4	Form of Subordinated Securities Indenture
4.5	Form of warrant agreement*
4.6	Form of warrant certificate*
4.7	Rights Agreement dated July 30, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent, including the form of Articles Supplementary Relating to Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A attached thereto as Exhibit A and the form of Rights Certificate attached thereto as Exhibit B***
5.1	Opinion Letter of Kirkland & Ellis LLP regarding the validity of the securities being registered
5.2	Opinion Letter of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered
8	Opinion Letter of Kirkland & Ellis LLP regarding certain tax matters
12	Computation of Certain Ratios*****
23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1)
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)
25.1	Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Senior Indenture
25.2	Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture******

*
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (SEC File No. 001-12630).

***
Incorporated by reference to the Company's Form 8-A filed August 3, 1998 (SEC File No. 001-12630).

****
Incorporated by reference to the Company's Form 8-A filed June 17, 1999 (SEC File No. 001-12630).

*****
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-12630).

******
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.    UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois, on the 12th day of March, 2004.

CENTERPOINT PROPERTIES TRUST
By:	/s/ JOHN S. GATES, JR. John S. Gates, Jr. Chief Executive Officer
By:	/s/ PAUL S. FISHER Paul S. Fisher Executive Vice President, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated. Each of the following persons does hereby authorize and designate John S. Gates, Jr. and Paul S. Fisher, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all pre-effective and post-effective amendments.

Name	Title	Date

/s/ MARTIN BARBER Martin Barber	Co-Chairman and Trustee	March 12, 2004
/s/ JOHN S. GATES, JR. John S. Gates, Jr.	Co-Chairman, Chief Executive Officer and Trustee	March 12, 2004
/s/ ROBERT L. STOVALL Robert L. Stovall	Vice Chairman and Trustee	March 12, 2004
/s/ NICHOLAS C. BABSON Nicholas C. Babson	Trustee	March 12, 2004
/s/ MICHAEL M. MULLEN Michael M. Mullen	President, Chief Operating Officer and Trustee	March 12, 2004

/s/ PAUL S. FISHER Paul S. Fisher	Executive Vice President, Secretary, Chief Financial Officer and Trustee	March 12, 2004
/s/ ALAN D. FELD Alan D. Feld	Trustee	March 12, 2004
/s/ JOHN C. STALEY John C. Staley	Trustee	March 12, 2004
/s/ THOMAS E. ROBINSON Thomas E. Robinson	Trustee	March 12, 2004
/s/ NORMAN R. BOBINS Norman R. Bobins	Trustee	March 12, 2004

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
1.1	Form of underwriting agreement*
1.2	Form of distribution agreement*
3.1	Declaration of Trust**
3.2	Articles Supplementary to the Declaration of Trust of CenterPoint Properties Trust, establishing the terms of the Junior Participating Preferred Shares, Series A***
3.3	Articles Supplementary to the Declaration of Trust of CenterPoint Properties Trust, establishing the terms of the 7.50% Series B Convertible Cumulative Redeemable Preferred Shares****
3.4	Bylaws**
4.1	Form of certificate representing common shares**
4.2	Form of certificate representing preferred shares*
4.3	Senior Securities Indenture
4.4	Form of Subordinated Securities Indenture
4.5	Form of warrant agreement*
4.6	Form of warrant certificate*
4.7	Rights Agreement dated July 30, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent, including the form of Articles Supplementary Relating to Designation, Preferences and Rights of Junior Participating Preferred Shares, Series A attached thereto as Exhibit A and the form of Rights Certificate attached thereto as Exhibit B***
5.1	Opinion Letter of Kirkland & Ellis LLP regarding the validity of the securities being registered
5.2	Opinion Letter of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered
8	Opinion Letter of Kirkland & Ellis LLP regarding certain tax matters
12	Computation of Certain Ratios*****
23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1)
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)
25.1	Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Senior Indenture
25.2	Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture******

*
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (SEC File No. 001-12630).

***
Incorporated by reference to the Company's Form 8-A filed August 3, 1998 (SEC File No. 001-12630).

****
Incorporated by reference to the Company's Form 8-A filed June 17, 1999 (SEC File No. 001-12630).

*****
Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-12630).

******
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

QuickLinks

Table of Contents
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
CENTERPOINT PROPERTIES TRUST
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
DESCRIPTION OF SECURITIES WARRANTS
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CENTERPOINT PROPERTIES TRUST DECLARATION OF TRUST AND BYLAWS
FEDERAL INCOME TAX CONSIDERATIONS RELATING TO OUR REIT STATUS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS